Press Release: March 24, 2008

ForgeHouse, Inc. Selects Jorge A. Vargas as its Chief Financial Officer (OTCBB: FOHE) Atlanta, Georgia, March 24 /PRNewswire-FirstCall/ -- ForgeHouse, Inc, today announced the appointment of Jorge A. Vargas as the Company’s new Chief Financial Officer.

John Britchford-Steel, Founder and CEO of ForgeHouse, Inc., commented, “As a publicly traded, growth-directed business, it was essential for us to secure an experienced, well-disciplined financial executive to round out our management team. I believe Jorge’s successes working in high-demand, business-services markets will be invaluable in supporting our various capital markets initiatives and ultimately our plans for sustainable, profitable growth.”

Jorge Vargas commented on his decision to join ForgeHouse, Inc. as its CFO. “After spending time learning about the Company’s OneVision platform, understanding management’s vision and motivation behind its creation and most importantly the simplicity and ease of use of the OneVision Solution, I became convinced about the potential of this company. I am confident about ForgeHouse’s future and excited about my decision to join the management team.”

Vargas joins ForgeHouse following a successful career applying advanced, international financial practices to the challenges of demanding business services enterprises. Most recently, Vargas was Director of Finance and Lead Financial Officer (LFO) for American Express’ Global Network Services Latin America & Carribean Region. Vargas led efforts for investment optimization, long-range planning, budgeting and forecasting.

During his nine-year tenure at American Express, Vargas was successful, gaining active involvement for his financial teams in critical business and marketing decisions, from contracts and pricing to selection and assessment of key business and market channel partners.

Prior to joining American Express, Vargas was vice president of finance for Justice Technology Corporation, where he was a key contributor, supporting efforts to establish a new carrier business through effective development and execution of credit, financing, and accounting practices.

Vargas’ early career experiences include progressively responsible positions with businesses in the construction industry, where he was successful as both a CFO and an engineering consultant. These early experiences contributed to his ability to integrate financial and operational realities into his decision making process and actions.

Vargas earned an MBA in Finance from The Anderson School at UCLA in Los Angeles in 1994. He earned a BS in Civil Engineering from Vanderbilt University in Nashville, Tennessee in 1988.

About ForgeHouse, Inc.
ForgeHouse® is an Enterprise Application Software Solutions and Services Company. The Company is focused on providing Enterprise class web-based solutions that increase productivity and accountability by workflow optimization. The Company’s markets range from Fortune 1000 companies to Government to Small and Medium Enterprises and Businesses (SMEs and SMBs ).

About Our Solutions
OneVision-Security™ is a modular software platform designed to be deployed in an Enterprise or Managed-Hosted Solution (On-Demand Model) configuration. The first of a suite of web-based software solutions, OneVision, provides its customers with a simple, easy to use tool-set to implement, monitor, assess and validate best practices, thereby transforming a set of complex business inputs into valuable business intelligence. The OneVision-Security solution, designed specifically to address a company’s Security and Safety operations, provides management and staff with tools to collect, analyze data and communicate vital actionable items, thereby minimizimg the gap between detection and effective response. It is scalable and can be easily deployed to a single site or multiple sites on a global basis. OneVision-Security is a highly effective Facilities Management Platform that can be used at individual buildings to Corporate and Education campuses to Nuclear, Chemical and Military Facilities.

To learn more about ForgeHouse’s web-based OneVision-Security platform, please go to www.forgehouse.us or contact Barry Petenbrink at ForgeHouse, Inc., Atlanta, Georgia - Phone: 770-923-7765, e-Mail: bpetenbrink@forgehouse.us.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995:

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release contains statements that are forward-looking, such as statements related to the future anticipated direction of the industry, plans for future expansion, various business development activities, planned capital expenditures, future funding sources, anticipated sales growth, and potential contracts. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by, or on behalf of, the Company. These risks and uncertainties include, but are not limited to, those relating to development and expansion activities, dependence on existing management, financing activities, and domestic and global economic conditions.

For Investor Relations contact:
Morgen Scott
Innercomm Investor Relations Group
Phone: 1.877.305-1162
Fax: 1.760.682.9994